Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

     o The Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan,
     o the Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan, and
     o the Registration Statement (Form S-8 No. 333-119999) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan;

of our reports dated September 11, 2009, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of 1-800-FLOWERS.COM, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended June 28, 2009.

                                                          /s/ Ernst & Young LLP



Melville, New York
September 11, 2009